                                                                   EXHIBIT 10.19

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------





                                     COMMON STOCK

                                  WARRANT AGREEMENT

                                    BY AND BETWEEN

                           INTERNATIONAL LOGISTICS LIMITED

                                         AND

                                WILLIAM E. MYERS, JR.

                            DATED AS OF             , 1996






--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

          THIS COMMON STOCK WARRANT AGREEMENT (the "AGREEMENT") is dated as of
              , 1996 and entered into by and between International Logistics Limited, a Delaware corporation (the "COMPANY"), and William E. Myers, Jr, as an individual (the "WARRANT HOLDER").

                                   RECITALS

          A. The Company desires to sell to the Warrant Holder and the Warrant Holder desires to purchase from the Company a Common Stock Purchase Warrant, as hereinafter described (the "WARRANT"), to purchase up to an aggregate of shares of Common Stock, $.001 par value (the "COMMON STOCK"), of the Company (the Common Stock issuable on exercise of the Warrant being referred to herein as the "WARRANT SHARES").

          B. In order to induce the Company to sell the Warrant, the Warrant Holder desires to have the Warrant subject to the restrictions and rights created by this Agreement and by the terms of the Warrant.

          C.  The Company and various stockholders have entered into an [Amended
and Restated] Stockholders Agreement dated as of             , 1996 (the
"STOCKHOLDERS AGREEMENT"). As provided below, any transfer of the Warrant Shares will, upon issuance, become subject to the terms of the Stockholders Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

          SECTION 1. SALE AND PURCHASE OF WARRANT. The Company hereby agrees to sell to the Warrant Holder, subject to the conditions and restrictions contained in this Agreement, and the Warrant Holder hereby agrees to purchase
from the Company, the Warrant at an aggregate price of $        (the "PURCHASE
PRICE"). The Purchase Price shall be payable by check made payable to the Company. The Company shall issue and deliver to the Warrant Holder the Warrant concurrently with the Warrant Holder's execution of this Agreement.

          SECTION 2. INVESTMENT REPRESENTATIONS. The Warrant Holder represents and warrants to the Company as follows:

               (a) The Warrant Holder is acquiring the Warrant for his own account and not with a view to or for sale in connection with any distribution of the Warrant or the Warrant Shares.

               (b) The Warrant Holder (i) is familiar with the business of the Company, (ii) has had an opportunity to discuss with representatives of the Company the condition of and any prospects for the continued operation and financing of the Company and such other matters as the Warrant Holder has deemed appropriate in considering whether to invest in the Warrant, and (iii) has been provided access to all available information about the Company requested by the Warrant Holder.

               (c) The Warrant Holder understands that the Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "SECURITIES

ACT") or registered or qualified under the securities laws of any state and that the Warrant Holder may not sell or otherwise transfer the Warrant or Warrant Shares unless they are subsequently registered under the Securities Act and registered or qualified under applicable state securities laws, or unless an exemption is available which permits sale or other transfer without such registration and qualification.

          SECTION 3. WARRANT CERTIFICATE. The certificate evidencing the Warrant (the "WARRANT CERTIFICATE") to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in ANNEX 1 attached hereto.

          SECTION 4. REGISTRATION. The Company shall number and register the Warrant Certificate in a register as it is issued.

          SECTION 5. REGISTRATION OF TRANSFERS AND EXCHANGES. (a) Prior to any Transfer (as defined below) or attempted Transfer of any Warrant, the holder of such Warrant shall (i) give 20 days' prior written notice (a "TRANSFER NOTICE") to the Company of such holder's intention to effect such transfer, describing the manner and circumstances of the proposed transfer, and
(ii) obtain from counsel to such holder who shall be reasonably satisfactory to the Company, an opinion that the proposed transfer of such Warrant may be effected without registration under the Securities Act. After receipt of the Transfer Notice and opinion by the Company, such holder shall thereupon be entitled to transfer such Warrant, in accordance with the terms of the Transfer Notice, to any person or entity permitted by the Stockholders Agreement. Each Warrant issued upon such transfer shall bear the restrictive legends set forth on the Warrant Certificate attached hereto as ANNEX 1, unless, with respect to the first such legend, in the opinion of such counsel such legend is not required in order to ensure compliance with the Securities Act. In addition, any Transfer of the Warrant Shares issued upon exercise of the Warrant shall be subject to the terms and conditions of the Stockholders Agreement. The Warrant holder shall be added as a party to the Stockholders Agreement and shall be bound by the terms of and entitled to the benefits of such agreement. As used herein, "TRANSFER" means sell, assign, transfer, pledge, hypothecate, mortgage, encumber, dispose by gift or bequest, or otherwise transfer or dispose.

     (b) Subject to SECTION 5(a), the Company shall from time to time register the transfer of the Warrant Certificate in a Warrant register to be maintained by the Company upon surrender of such Warrant Certificate accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled and disposed of by the Company. The Warrant Certificate may be exchanged at the option of the holder(s) thereof, when surrendered to the Company at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrant Shares. Warrant Certificates surrendered for exchange shall be cancelled and disposed of by the Company.

          SECTION 6. WARRANT; EXERCISE OF WARRANT. (a) Subject to the terms of this Agreement, the Warrant holder shall have the right, which may be exercised
commencing               , 1996 and until the earlier of (i) 5:00 p.m., Los
Angeles time on                     or (ii) the occurrence of an Early
Termination Event (as defined below) (the "EXERCISE PERIOD"), to receive from the Company the number of fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive on exercise of such Warrant and payment to the Company of the Exercise Price (as defined below) then in effect for such Warrant Shares. In the alternative, the Warrant holder may exercise its right, during the Exercise Period, to receive Warrant Shares on a net basis, such that, without the exchange of any funds, such holder receives that number of Warrant Shares otherwise issuable (or payable) upon exercise of its Warrant less that number of Warrant Shares having a Current Market Price (as defined in SECTION 10(F)) at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by such holder of the Warrant Shares. If not exercised within the Exercise Period, the Warrant shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. An "EARLY TERMINATION EVENT" shall mean any sale of all or substantially all of the assets of the Company, any sale of the stock of the Company or any reorganization, merger or consolidation of the Company, provided that in each of the foregoing cases: (i) Warrant holder shall have received not less than 20 days' nor more than 90 days' written notice of such event and (ii) [neither of OCM Principal Opportunities Fund, L.P., TCW Special Credits
Fund V--the Principal Fund or] William E. Simon & Sons, L.L.C. (including its successors and assigns) or its affiliates (collectively, "WSS") [no longer] controls (within the meaning of Rule 405 of Regulation C under the Securities
Act) the Company or any purchaser or successor.

          (b) The Warrant may be exercised upon surrender to the Company at its office designated for such purpose (the address of which is set forth in SECTION 15 hereof) the certificate or certificates evidencing the Warrant to be exercised with the form of election to purchase duly filled in and signed, and upon payment to the Company of the exercise price per share of Common Stock (the "EXERCISE PRICE") which is set forth in the form of Warrant Certificate attached hereto as ANNEX 1, subject to adjustment pursuant to SECTION 10, for the number of Warrant Shares in respect of which such Warrant are then exercised. Payment of the aggregate Exercise Price shall be made (i) in cash or by certified or official bank check payable to the order of the Company or (ii) in the manner provided in SECTION 6(a). In the event of an Early Termination Event, absent any notice to the Company to the contrary from the Warrant holder, the Warrant shall be deemed to have been exercised pursuant to the cashless net issuance provision of SECTION 6(a).

          (c) Upon such surrender of the Warrant and payment of the Exercise Price the Company shall issue and cause to be delivered within five business days to or upon the written order of the holder and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrant. Subject to
SECTION 5(a), such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant and payment of the Exercise Price.

          (d) The Warrant shall be exercisable, at the election of the holder thereof, either in full or from time to time in part and, in the event that a certificate evidencing a Warrant is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrant, a new certificate evidencing the remaining Warrant Shares will be issued and delivered pursuant to the provisions of this Section.

          (e) The Warrant shall also be conditionally exercisable, at the election of the holder thereof, so that if the Warrant holder exercises the Warrant in contemplation of the consummation of a transaction described in any of clauses (a) - (h) of SECTION 14 and such transaction is not consummated, the Warrant holder may elect to revoke such exercise, in which case such Warrant shall be deemed not to have been so exercised.

          (f) Any Warrant Certificate surrendered upon exercise of a Warrant shall be cancelled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its office.

          SECTION 7. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of the Warrant; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificate or any certificates for Warrant Shares in a name other than that of the registered holder of the Warrant Certificate surrendered upon the exercise of the Warrant, and the Company shall not be required to issue or deliver such Warrant Certificate unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          SECTION 8. MUTILATED OR MISSING WARRANT CERTIFICATE. In case the Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to it.

          SECTION 9. RESERVATION OF WARRANT SHARES. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of the Warrant, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of the Warrant.

          The Company or, if appointed, the transfer agent for the Common Stock (the "TRANSFER AGENT") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant. The
Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to
SECTION 14 hereof.

          Before taking any action which would cause an adjustment pursuant to
SECTION 10 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

          The Company covenants that all Warrant Shares which may be issued upon exercise of the Warrant will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

          SECTION 10. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES ISSUABLE. The Exercise Price and the number of Warrant Shares issuable upon the exercise of the Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this SECTION 10. For purposes of this
SECTION 10, "COMMON STOCK" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right to participate in any distribution of the assets or earnings of the Company, excluding preferred stock.

     (a)  ADJUSTMENT FOR CHANGE IN CAPITAL STOCK.

          If the Company:

          (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

          (2) subdivides its outstanding shares of Common Stock into a greater number of shares; or

          (3) combines its outstanding shares of Common Stock into a smaller number of shares;

then the Exercise Price shall be adjusted in accordance with the formula:

                                           0
                                  E' = E x -
                                           A

Where:

     E' = the adjusted Exercise Price

     E =  the current Exercise Price

     O = the number of shares of all classes of Common Stock outstanding prior to such action

     A = the number of shares of all classes of Common Stock outstanding immediately after such action

          In the case of a dividend or distribution the adjustment shall become effective immediately after the record date for determination of holders of shares of Common Stock entitled to receive such dividend or distribution, and in the case of a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of such corporate action.

          If after an adjustment the holder of the Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege, the number of shares issuable upon such exercise and the Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 10.

          Such adjustment shall be made successively whenever any event listed above shall occur.

     (b)  ADJUSTMENT FOR RIGHTS ISSUE.

          If the Company distributes any rights, options or warrants to any holders of any class of its Common Stock entitling such holder at any time after the record date mentioned below to purchase shares of Common Stock at a price per share less than the Current Market Price per share on that record date, the Exercise Price shall be adjusted in accordance with the formula:


                                       N x P
                                   0+-----
                                        M
                             E'=E x ------
                                       0 + N
where:

     E' = the adjusted Exercise Price.

     E  = the current Exercise Price.

     O = the number of shares of all classes of Common Stock outstanding on the record date.

     N = the number of additional shares of all classes of Common Stock issuable upon exercise of the rights, options or warrants offered.

     P = the exercise price per share of the additional shares issuable upon exercise of the rights, options or warrants.

     M  = the Current Market Price per share of Common Stock on the record date.

          The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, (i) not all rights, options or warrants shall have been exercised or (ii) the exercise price per share for which shares of Common Stock are issuable pursuant to such rights, options or warrants shall be increased or decreased solely by virtue of provisions therein contained for an automatic increase or decrease in such exercise price per share upon the occurrence of a specified date or event, then the Exercise Price shall be immediately readjusted to what it would have been if, in the case of clause
(i) above, "N" in the above formula had been the number of shares actually issued or, in the case of clause (ii) above, "P" in the above formula had been the exercise price per share, as so increased or decreased, as the case may be.

     (c)  ADJUSTMENT FOR DISTRIBUTIONS.

          If the Company distributes (including by way of share repurchases to the extent in excess of the Current Market Price per share) to any holders of any class of its Common Stock any of its assets (including, but not limited to, cash), debt securities, preferred stock, or any rights or warrants to purchase debt securities, preferred stock, assets or other securities of the Company, the Exercise Price shall be adjusted in accordance with the formula:

                                             M - F
                                    E' = E x -----
                                               M


where:

     E' = the adjusted Exercise Price.

     E  = the current Exercise Price.

     M = the Current Market Price per share of Common Stock on the record date mentioned below.

     F = the Fair Market Value (as defined in SECTION 10(f)) on the record date of the assets, securities, rights or warrants applicable to one share of Common Stock.

          The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

          This subsection does not apply to rights, options or warrants referred to in subsection (b) of this Section 10.

          This subsection does not apply to distributions by the Company of ordinary quarterly cash dividends to all holders of its Common Stock, provided that timely notice of such distributions are given by the Company to the Warrant holders pursuant to Section 14.

     (d)  ADJUSTMENT FOR BELOW MARKET ISSUANCES OF COMMON STOCK.

          If the Company issues shares of any class of its Common Stock for a consideration per share less than the Current Market Price per share on the date the Company fixes the offering price of such additional shares, the Exercise Price shall be adjusted in accordance with the formula:


                                            P
                                       O + ---
                                            M
                               E' = E x ------
                                           A

where:


     E' = the adjusted Exercise Price.

     E  = the then current Exercise Price.

     O = the number of shares of all classes of Common Stock outstanding immediately prior to the issuance of such additional shares.

     P = the aggregate consideration received for the issuance of such additional shares.

     M = the Current Market Price per share on the date of issuance of such additional shares.

     A = the number of shares of all classes of Common Stock outstanding immediately after the issuance of such additional shares.

          The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

          This subsection (d) does not apply to:

          (1) any of the transactions described in subsections (a), (b) or (c) of this SECTION 10;

          (2) the exercise of the Warrant, or the conversion or exchange of other securities outstanding on the date of this Agreement that are convertible or exchangeable for Common Stock and were included in the calculation described in SECTION 12(b);

          (3) Common Stock issued upon the exercise of rights or warrants issued to the holders of Common Stock for which rights or warrants an adjustment has been made pursuant to SECTION 10(b);

          (4) Common Stock issued to shareholders of any person which merges with the Company or an affiliate thereof in proportion to their stock holdings of such person immediately prior to such merger, upon such merger;

          (5) Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting; or

          (6) Common Stock issued to financial institutions or investors other than WSS concurrently with the making of a bona fide loan to the Company as an additional inducement to the making of such loan, if such Common Stock would otherwise be covered by this subsection (d).

     (e)  ADJUSTMENT FOR CONVERTIBLE SECURITIES ISSUE.

          If the Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in subsections (b) and (c) of this SECTION 10) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the Current Market Price per share on the date of issuance of such securities, the Exercise Price shall be adjusted in accordance with this formula:

                                                     P
                                                 O + --
                                                     M
                                       E' = E x -------
                                                 O + D


where:

     E' = the adjusted Exercise Price.

     E  = the then current Exercise Price.

     O = the number of shares of all classes of Common Stock outstanding immediately prior to the issuance of such securities.

     P = the aggregate consideration received for the issuance of such securities.

     M = the Current Market Price per share on the date of issuance of such securities.

     D = the maximum number of shares of all classes of Common Stock deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

          The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

          If (i) all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, or (ii) the exercise price per share for which shares of Common Stock are issuable pursuant to such securities shall be increased or decreased solely by virtue of provisions therein contained for an automatic increase or decrease in such exercise price per share upon the occurrence of a specified date or event, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of, in the case of clause (i) above, the actual number of shares of Common Stock issued upon conversion or exchange of such securities or, in the case of clause (ii) above, the exercise price per share, as so increased or decreased, as the case may be.

          This subsection (e) does not apply to:

          (1) any of the transactions described in subsections (b) or (c) of this SECTION 10;

          (2) convertible securities issued to shareholders of any person which merges into the Company, or with a subsidiary of the Company, in proportion to their stock holdings of such person immediately prior to such merger, upon such merger;

          (3) convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting; or

          (4) convertible securities issued to financial institutions or investors other than WSS substantially concurrently with the making of a bona fide loan to the Company as an additional inducement to the making of such loan, if such convertible securities would otherwise be covered by this subsection (e).

     (f)  CERTAIN DEFINITIONS.

          (1) CURRENT MARKET PRICE. The Current Market Price per share of Common Stock on any date is:

               (i) if the Common Stock is not registered under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), then the Fair Market Value of the Common Stock based upon the Fair Market Value of 100% of the Company if sold as a going concern and without regard to any discount for the lack of liquidity or on the basis that the relevant shares of the Common Stock do not constitute a majority or controlling interest in the Company and assuming, if applicable, the exercise or conversion of all in-the-money warrants, convertible securities, options or other rights to subscribe for or purchase any additional shares of capital stock of the Company or securities convertible or exchangeable into such capital stock; or

               (ii) if the Common Stock is registered under the Exchange Act, the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question. The "QUOTED PRICE" of the Common Stock is the last reported sales price of the Common Stock as reported by Nasdaq National Market, or if the Common Stock is listed on a national securities exchange, the last reported sales price of the Common Stock on such exchange (which shall be for consolidated trading if applicable to such exchange), or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of one or more such quotations, the Current Market Price of the Common Stock shall be determined as if the Common Stock was not registered under the Exchange Act.

          (2) FAIR MARKET VALUE. Fair Market Value means the value obtainable upon a sale in an arm's length transaction to a third party under usual and normal circumstances, with neither the buyer nor the seller under any compulsion to act, with equity to both, as determined by the Board of Directors of the Company (the "BOARD") in good faith; PROVIDED, HOWEVER, that if the Warrant holder shall dispute the Fair Market Value as determined by the Board, the Warrant holder may undertake to have it and the Company retain an Independent Expert. The determination of Fair Market Value by the Independent Expert shall be final, binding and conclusive on the Company and the Warrant holder. All costs and expenses of the Independent Expert shall be borne by the Warrant holder unless the determination of Fair Market Value by the Independent Expert is more than 5% more favorable to the Company than the Fair Market Value determined by the Board, in which event the cost of the Independent Expert shall be shared equally by the Warrant holder and the Company, or more than 10% more favorable to the Company than the Fair Market Value determined by the Board, in which event the cost of the Independent Expert shall be borne solely by the Company.

          (3) INDEPENDENT EXPERT. Independent Expert means an investment banking firm reasonably agreeable to the Company and the Warrant holder who does not (and whose affiliates do not) have a financial interest in the Company or any of its affiliates.

     (g)  CONSIDERATION RECEIVED.

          For purposes of any computation respecting consideration received pursuant to subsections (d) and (e) of this SECTION 10, the following shall apply:

          (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

          (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Market Value thereof;

          (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

     (h)  WHEN ADJUSTMENT NOT REQUIRED.

          If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

     (i)  NOTICE OF ADJUSTMENT.

          Whenever the Exercise Price is adjusted, the Company shall provide the notices required by SECTION 14 hereof.

     (j)  VOLUNTARY REDUCTION.

          The Company from time to time may reduce the Exercise Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period; PROVIDED, HOWEVER, that in no event may the Exercise Price be less than the par value of a share of Common Stock.

          Whenever the Exercise Price is reduced, the Company shall mail to the registered holder of the Warrant Certificate a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Exercise Price takes effect. The notice shall state the reduced Exercise Price and the period it will be in effect.

          A reduction of the Exercise Price does not change or adjust the Exercise Price otherwise in effect for purposes of subsections (a), (b), (c),
(d) and (e) of this SECTION 10.

     (k)  REORGANIZATION OF COMPANY.

          If any capital reorganization or reclassification of the capital stock of the Company, any consolidation or merger of the Company with another entity, or the sale or lease of all or substantially all of the Company's assets to another entity shall be effected in such a way that holders of Common Stock of the Company shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Stock, then, as a condition precedent to such reorganization, reclassification, consolidation, merger, sale or lease, lawful and adequate provisions shall be made whereby the holder shall thereafter have the right to purchase and receive upon the basis and the terms and conditions specified in this Agreement and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable in such reorganization, reclassification, consolidation, merger, sale or lease with respect to or in exchange for the number of shares of Common Stock purchasable and receivable upon the exercise of the rights represented hereby had such rights been exercised immediately prior thereto, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of the Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the Exercise Price and of the number of shares of Common Stock purchasable and receivable upon the exercise of the Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger, sale or lease, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing or leasing such assets shall assume by written instrument, executed and mailed or delivered to the holder at the last address thereof appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

     (l)  ADJUSTMENT IN NUMBER OF SHARES.

          Upon each adjustment of the Exercise Price pursuant to this SECTION 10, the Warrant shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:


                                                 E
                                       N' = N x ---
                                                 E'

where:

     N' = the adjusted number of Warrant Shares issuable upon exercise of the Warrant by payment of the adjusted Exercise Price.

     N = the number of Warrant Shares previously issuable upon exercise of the Warrant by payment of the Exercise Price prior to adjustment.

     E' = the adjusted Exercise Price.

     E  = the Exercise Price prior to adjustment.

     (m)  FORM OF WARRANT.

          Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrant, any Warrant theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant initially issuable pursuant to this Agreement.

          SECTION 11. PREEMPTIVE RIGHTS. In the event of the issuance, sale, grant or distribution by the Company of any Common Stock or any other capital stock of the Company, or any other voting or other security of the Company whose participation varies with the income or value of the Company, or any security convertible into or exchangeable for any of the foregoing (collectively, an "EQUITY SECURITY"), the holder of the Warrant shall be entitled to participate in such issuance, sale, grant or distribution on a pro rata basis, and on the same terms and conditions (to the extent applicable to such holder), so that following such issuance, sale, grant or distribution such holder will, if he has elected to purchase or otherwise receive the new securities to be issued, sold, granted or distributed (and after giving effect to any adjustments pursuant to SECTION 10), have the same percentage of the equity ownership of the Company (on a fully diluted basis) as such holder had (on a fully diluted basis) prior to such issuance, sale, grant or distribution. This SECTION 11 shall not apply to registered public offerings or issuances of stock to management of the Company.

          SECTION 12. CAPITALIZATION; ADJUSTMENT TO THE NUMBER OF WARRANT SHARES. The Company hereby represents and warrants to the Warrant holders as follows:

          (a)  The authorized capital stock of the Company consists of shares of Common Stock.  As of the date of this Agreement (i)
shares of Common Stock are validly issued and outstanding, fully paid and
nonassessable and (ii)             shares of Common Stock are issuable upon
exercise of outstanding options, warrants (including the Warrant), rights or other securities, consisting of (a) a warrant held by Logistical Simon, LLC, consisting of the right to purchase 125,000 shares of Common Stock, (b) a warrant held by Roger E. Payton, consisting of the right to purchase shares of Common Stock, (c) a warrant held by Banque Paribas, consisting of the
right to purchase            shares of Common Stock (which may be increased up
to an aggregate of 6,649 shares of Common Stock [upon additional exercises of warrants issued to other parties on May 2, 1996),] (d) a warrant held by Internationale Nederlanden (U.S.) Capital Company, consisting of the right to
purchase        shares of Common Stock [(which may be increased up to an
aggregate of 6,649 shares of Common Stock upon additional exercises of warrants issued to other parties on May 2, 1996),] (e) a warrant held by Kurt Kamm, consisting of the right to purchase 6,516 shares of Common Stock, (f) a warrant held by William Kidd, consisting of the right to purchase 6,516 shares of Common Stock, (g) warrants held by David W.M. Harvey, consisting of the right to
purchase             shares of Common Stock, respectively, (h) a warrant held by
Edward Mandell, consisting of the right to purchase 266 shares of Common Stock,
(i) warrants held by Brian E. Sanderson, consisting of the right to purchase shares of Common Stock, respectively, and [(j) warrants held by William E.
Myers, Jr., consisting of the right to purchase             shares of Common
Stock, respectively] (the "DERIVATIVE SECURITIES"). Except as contemplated by clauses (i) and (ii) above or Section 11, there are no other shares of capital stock, or other equity securities of the Company outstanding, and no other outstanding options, warrants, rights to subscribe to (including any preemptive rights other than those set forth in the Articles or in the Stockholders Agreement), calls or commitments of any character whatsoever to which the Company or any of its subsidiaries is a party or may be bound, requiring the issuance or sale of shares of any capital stock or other equity securities of the Company or securities or rights convertible into or exchangeable for such shares or other equity securities, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of its capital stock or other equity securities or options, warrants or rights to purchase or acquire any additional shares of its capital stock or other equity securities or securities convertible into or exchangeable for such shares or other equity securities.

          (b)            shares of Common Stock were issued to
in connection with [the acquisition of the outstanding capital stock of certain
subsidiaries of                                                   as of
  , 1996 (the "Transaction"),] and               invested a total of $
        in the Company in connection with such Transaction.

          [(c) 263,298 shares of Common Stock issuable upon exercise of the Derivative Securities were included in calculating the number of Warrant Shares issuable upon the exercise of the Warrant. In the event that prior to the issuance of all of the Warrant Shares issuable upon exercise of the Warrant, the number of shares of Common Stock issuable upon exercise of the Derivative Securities described in clauses (a) through (d) inclusive of Section 12(a) decreases due to the expiration, cancellation or other termination of such Derivative Securities, then the number of shares to be acquired upon exercise of the Warrant shall be equitably adjusted downward.]

          SECTION 13. FINANCIAL STATEMENTS. The Company shall provide to the Warrant holder a copy of all monthly, quarterly and annual financial statements and variance reports of the Company provided to the directors of the Company; provided, however, that the Company shall not be obligated to provide to the Warrant holder (in such capacity) any documents provided solely for review by the directors of the Company at board meetings. The Company shall also provide to the Warrant holder at no cost to such holder a copy of any material agreements relating to the Company's (or any subsidiary's) equity capitalization, including options, warrants or convertible securities, that may be reasonably requested by such holder. If requested by the Company, the Warrant holder shall execute such confidentiality agreements as the Company may reasonably require.

          SECTION 14. NOTICES TO WARRANT HOLDERS. Upon any adjustment of the Exercise Price pursuant to SECTION 10, the Company shall promptly thereafter (i) cause to be filed with the Company a certificate of a firm of independent public accountants of recognized standing selected by the Board (who may be the regular auditors of the Company) setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of the Warrant and payment of the adjusted Exercise Price, which certificate shall be presumptive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to the registered holder of the Warrant Certificate written notice of such adjustments. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this SECTION 14.

          In case:

          (a) the Company shall authorize the issuance to any holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;

          (b) the Company shall authorize the distribution to any holders of shares of Common Stock of evidences of its indebtedness or assets (including without limitation ordinary quarterly cash dividends);

          (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock issuable upon exercise of the Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer made by the Company for shares of Common Stock;

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

          (e) the Company proposes to take any action (other than actions of the character described in SECTION 10(a)) which would require an adjustment of the Exercise Price pursuant to SECTION 10;

          (f) the Company takes any action that would require a supplemental Warrant Agreement pursuant to subsection (k) of this SECTION 10;

          (g) the Company proposes to issue, sell, grant or distribute any Equity Security; or

          (h) of any proposed transaction that would constitute an Early Termination Event;

then the Company shall cause to be given to the registered holder of the Warrant Certificate, at least 20 days (or 10 days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, (ii) the initial expiration date set forth in any tender offer or exchange offer made by the Company for shares of Common Stock, (iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation, winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or (iv) the date on which any such issuance, sale, grant or distribution is expected to become effective or consummated.

          Nothing contained in this Agreement or in the Warrant Certificate shall be construed as conferring upon the holder thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

          SECTION 15. NOTICES TO COMPANY AND THE WARRANT HOLDER. Any notice or demand authorized by this Agreement to be given or made by the Warrant Holder to or on the Company shall be sufficiently given or made when and if delivered by a recognized overnight delivery service, or deposited in the mail, first class or registered, postage prepaid, addressed to the office of the Company expressly designated by the Company for purposes of this Agreement (until the Warrant Holder is otherwise notified in accordance with this Section by the Company), as follows:


                    -----------------------
                    International Logistics Limited
                    330 South Manheim Road
                    Hillside, IL 60162

                    with a copy to:

                    Eric H. Schunk
                    Milbank, Tweed, Hadley & McCloy
                    601 South Figueroa Street, Thirtieth Floor
                    Los Angeles, CA 90017

          Any notice pursuant to this Agreement to be given by the Company to the registered holder of the Warrant Certificate shall be sufficiently given when and if delivered by a recognized overnight delivery service, or deposited in the mail, first-class or registered, postage prepaid, addressed (until the Company is otherwise notified in accordance with this Section by such holder) to such holder at the following address:

                    W.E. Myers & Company
                    2 North Lake Avenue, Suite 650
                    Pasadena, California 91101,
                    ATTN: William E. Myers, Jr.
                    Telecopy No.: (818) 449-1288
                    with a copy to:

                    ----------------
                    Latham & Watkins
                    633 West Fifth Street, Suite 4000
                    Los Angeles, California 90071
                    Telecopy No.: (213) 891-8763

          SECTION 16. CONSENTS AND BEST EFFORTS. The Company shall as soon as practicable after the date hereof, commence to take all action required to obtain all consents, approvals and agreements of, and to give all notices and make all other filings with, any individual, firm, corporation, partnership, trust, unincorporated organization or other entity or a government or agency or political subdivision thereof necessary to authorize, approve or permit the consummation of the transactions contemplated by this Agreement, and Warrant holder shall cooperate with the Company with respect thereto. In addition, subject to the terms and conditions provided herein, the Company covenants and agrees to use its best efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby and to cause the fulfillment of the Company's obligations hereunder.

          SECTION 17. SUCCESSORS. All the covenants and provisions of this Agreement shall bind and inure to the benefit of the parties' respective successors and assigns hereunder.

          SECTION 18. GOVERNING LAW. This Agreement and the Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the internal laws of said State.

          SECTION 19. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Warrant holder any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the Warrant holder.

          SECTION 20. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                              [SIGNATURE PAGE TO FOLLOW]

          IN WITNESS WHEREOF, the Company and Warrant holder have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                    INTERNATIONAL LOGISTICS LIMITED



                                    -------------------------------
                                    By:
                                        ---------------
                                    Title:  President & Chief Executive Officer

                                    WILLIAM E. MYERS, Jr.



                                    -------------------------------------------

                                                                        ANNEX 1
                                                           TO WARRANT AGREEMENT

                         Form of Warrant Certificate



THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENT OF SUCH ACT OR SUCH LAWS.

ALL WARRANT SHARES RECEIVED BY THE WARRANT HOLDER UPON EXERCISE OF THE WARRANTS WILL BE SUBJECT TO THE TERMS AND CONDITIONS OF AN [AMENDED AND RESTATED] STOCKHOLDERS AGREEMENT, [AN AMENDED AND RESTATED] REGISTRATION RIGHTS AGREEMENT
AND SUBSCRIPTION AGREEMENT, EACH DATED AS OF                , 1996 AMONG THE
COMPANY AND THE VARIOUS STOCKHOLDERS OF THE COMPANY, AND EACH WARRANT HOLDER AGREES TO BE BOUND BY THE TERMS AND CONDITIONS OF SUCH AGREEMENTS.

No.                                                                      Shares

                             Warrant Certificate

                        INTERNATIONAL LOGISTICS LIMITED

          This Warrant Certificate certifies that William E. Myers, Jr., or registered assigns, is the registered holder of one Warrant expiring at 5:00
p.m., Los Angeles time on                  (the "WARRANT") to purchase Common
Stock, $.001 par value (the "COMMON STOCK"), of International Logistics Limited, a Delaware corporation (the "COMPANY"). The Warrant entitles the holder upon exercise to receive from the Company prior to 5:00 p.m., Los Angeles time on
          ,               shares of fully paid and nonassessable shares of
Common Stock (the "WARRANT SHARES") at the initial exercise price (the "EXERCISE
PRICE") of $        per share payable in lawful money of the United States of
America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement referred to below. Notwithstanding the foregoing, the Warrant may be exercised without the exchange of funds pursuant to the net exercise provisions of SECTION 6(a) of the Warrant Agreement. [The Exercise Price shall increase daily by a factor of
0.000261158 multiplied by the Exercise Price as of the preceding day.] The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrant are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

          The Warrant may not be exercised after 5:00 p.m., Los Angeles time on
                       , and to the extent not exercised by such time such Warrant shall become void.

          The Warrant evidenced by this Warrant Certificate is part of a duly authorized issue of Warrants expiring at 5:00 p.m., Los Angeles time on entitling the holder on exercise to receive shares of Common Stock, $0.001 par value, of the Company (the "COMMON STOCK"), and is issued or is to be
issued pursuant to a Warrant Agreement dated as of          , 1996 (the "WARRANT
AGREEMENT"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holder (the word "holder" meaning the registered holder) of the Warrant. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

          The Warrant may be exercised at any time prior to (i) 5:00 p.m., Los
Angeles time on                  or (ii) the occurrence of an Early Termination
Event (as defined in the Warrant Agreement). The holder of the Warrant evidenced by this Warrant Certificate may exercise it by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in cash at the office of the Company designated for such purpose. In the event that upon any exercise of the Warrant evidenced hereby the number of Warrant Shares issuable upon such exercise shall be less than the total number of Warrant Shares evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrant Shares not exercised.

          The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of the Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of the Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

          The Warrant Certificate, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrant Shares.

          Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrant Shares shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          Neither the Warrant nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by a duly authorized officer.

Dated:               , 1996

                                           INTERNATIONAL LOGISTICS LIMITED



                                  By:
                                      ----------------------------------------
                                    By:
                                       -------------------
                                      Its:  President & Chief Executive Officer

                             Form of Election to Purchase

                    (To Be Executed Upon Exercise Of The Warrant)


          The undersigned hereby irrevocably (subject to SECTION 6(e)) of the Warrant Agreement) elects to exercise the right, represented by this Warrant Certificate, to receive __________ shares of Common Stock and herewith tenders payment for such shares to the order of International Logistics Limited in the amount of $_________ in accordance with the terms hereof, unless the holder is exercising the Warrant pursuant to the net exercise provisions of SECTION 6(a) of the Warrant Agreement. The undersigned requests that a certificate for such shares be registered in the name of ________________, whose address is _______________________________ and that such shares be delivered to
________________ whose address is ___________ ______________________.  If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ______________, whose address is _________________________, and that such
Warrant Certificate be delivered to _________________, whose address is
__________________.


                                   Signature:
                                              --------------------------------



Date:
     ----------------------

                                  TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.  Sale and Purchase of Warrant . . . . . . . . . . . . . . . . . .  1

SECTION 2.  Investment Representations . . . . . . . . . . . . . . . . . . .  1

SECTION 3.  Warrant Certificate. . . . . . . . . . . . . . . . . . . . . . .  2

SECTION 4.  Registration . . . . . . . . . . . . . . . . . . . . . . . . . .  2

SECTION 5.  Registration of Transfers and Exchanges. . . . . . . . . . . . .  2

SECTION 6.  Warrant; Exercise of Warrant . . . . . . . . . . . . . . . . . .  3

SECTION 7.  Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . .  4

SECTION 8.  Mutilated or Missing Warrant Certificate . . . . . . . . . . . .  4

SECTION 9.  Reservation of Warrant Shares. . . . . . . . . . . . . . . . . .  4

SECTION 10. Adjustment of Exercise Price and Number of Warrant Shares
     Issuable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

SECTION 11. Preemptive Rights. . . . . . . . . . . . . . . . . . . . . . . . 15

SECTION 12. Capitalization; Adjustment to the Number of Warrant
     Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

SECTION 13. Financial Statements.  . . . . . . . . . . . . . . . . . . . . . 16

SECTION 14. Notices to Warrant holders . . . . . . . . . . . . . . . . . . . 16

SECTION 15. Notices to Company and the Warrant Holder. . . . . . . . . . . . 18

SECTION 16. Consents and Best Efforts.   . . . . . . . . . . . . . . . . . . 19

SECTION 17. Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

SECTION 18. Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . 19

SECTION 19. Benefits of This Agreement . . . . . . . . . . . . . . . . . . . 19

SECTION 20. Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . 19

ANNEX 1. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1

                                      i